Contact:	Mark M. Rothleitner
Vice President
Investor Relations and Treasurer
410-716-3979

Roger A. Young
Vice President
Investor and Media Relations
410-716-3979

FOR IMMEDIATE RELEASE:  Thursday, October 23, 2008
Subject:	Black & Decker Reports $1.42 Earnings Per Share for Third Quarter 2008; Declares Regular Quarterly Cash Dividend

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings for the third quarter of 2008 were $85.8 million or $1.42 per diluted share, versus $104.6 million or $1.59 per diluted share for the third quarter of 2007.  Net earnings for the third quarter of 2008 reflect a $15.6 million pre-tax restructuring charge ($12.6 million after-tax, or $.21 per diluted share), which was largely offset by other income and a lower-than-expected tax rate.

Sales decreased 4% for the quarter to $1.6 billion, including a positive 3% impact from foreign currency translation.  Free cash flow was $212 million for the third quarter and $258 million year-to-date.

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Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “Black & Decker generated solid earnings and cash flow in a very difficult business environment this quarter.  Sales met our expectations despite weakening economic conditions in the U.S. and Western Europe.  The actions we took earlier in the year to reduce costs helped our results this quarter, and we are taking additional steps in light of recent macroeconomic developments.  While these events put additional pressure on our markets world-wide, we have the outstanding talent, world-class innovation capability and strong balance sheet to manage through these challenges.

“Sales in the Power Tools and Accessories segment decreased 6% for the quarter.  In the U.S., sales decreased at a high single-digit rate for the Industrial Products Group and a double-digit rate for the Consumer Products Group.  Both businesses were affected by weak demand for housing-related and discretionary goods, but sales declines narrowed versus the first half of the year.  Our European sales decreased at a double-digit rate, as economic conditions deteriorated significantly in Western Europe.  Outstanding performance continued in Latin America, with a sales growth rate in the double digits.  Our Canadian and Asian businesses also grew sales.  The segment’s operating margin decreased to 7.5% for the quarter due to component cost inflation, price and unfavorable mix.

“Sales in the Hardware and Home Improvement segment decreased 13% for the quarter.  As expected, Kwikset sales in the U.S. decreased approximately 20%, reflecting the strong launch of SmartKey™ in the prior year and continued weakness in residential construction.  Sales in the U.S. faucet business decreased at a low single-digit rate, as continued growth at retail nearly offset a decline in the wholesale channel.  Lower volume drove a year-on-year decrease in operating margin to 11.3% for the segment.

“In the Fastening and Assembly Systems segment, sales decreased 2% for the quarter.  Strong results in Asia could not fully offset the impact of a double-digit decline in domestic automotive production.  Despite lower volume, the segment’s operating margin for the quarter was nearly flat at 15.5%.  In mid-September, we acquired Spiralock, an innovative manufacturer of threaded industrial fasteners with 2007 sales of approximately $15 million.

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“Considering the recent disruption of credit markets, our cash flow, balance sheet and liquidity are particularly important.  We reduced inventory 12% versus the prior year, and lower working capital drove an increase in free cash flow to $212 million for the quarter.  As always, we plan to generate significant cash in the fourth quarter, and therefore expect at least a 100% conversion rate of full-year net earnings to free cash flow.  Strong cash flow in the quarter enabled us to reduce borrowings from the levels in the first half of the year.  We have been able to meet all of our funding needs throughout this volatile period, and have no long-term debt maturities until 2011.

“Looking ahead, slowing global economies and weakening consumer confidence will make the fourth quarter very challenging.  We anticipate a high single-digit rate of organic sales decline for the quarter, and an unfavorable impact from foreign currency translation.  In addition, we expect incremental pressure on our operating margins and higher interest expense, compared to the run-rate through the third quarter.  Therefore, we expect diluted EPS in the range of $.70-to-$.90 for the fourth quarter, and $5.20-to-$5.40 for the full year, excluding restructuring charges.

“Black & Decker is managing effectively in this economic downturn with steady execution in the marketplace, ongoing cost reduction and disciplined stewardship of capital.  We are launching a wide variety of innovative products, including Black & Decker® SmartSelect™ drills and jigsaws, a new Porter-Cable® line, and powerful DEWALT® corded tools.  The restructuring charge we took in the third quarter demonstrates our continuing efforts to decrease costs on a global basis.  We are managing our balance sheet cautiously, but still have the ability to pursue acquisition opportunities such as Spiralock.  We remain confident that our strategy is sound and that we can create lasting value for our shareholders.”

The Corporation also announced that its Board of Directors declared a quarterly cash dividend of $0.42 per share of the Corporation’s outstanding common stock payable December 30, 2008, to stockholders of record at the close of business on December 17, 2008.

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The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss third-quarter results and the outlook for the remainder of 2008.  Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.”  Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access.  A replay of the call will be available at http://www.bdk.com.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  By their nature, all forward-looking statements involve risks and uncertainties.  For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended
	September 28, 2008	September 30, 2007

SALES	$1,570.8	$1,633.6
Cost of goods sold	1,061.9	1,077.7
Selling, general, and administrative expenses	373.4	391.4
Restructuring and exit costs	15.6	-
OPERATING INCOME	119.9	164.5
Interest expense (net of interest income)	13.4	19.9
Other (income) expense	(3.0)	.9
EARNINGS BEFORE INCOME TAXES	109.5	143.7
Income taxes	23.7	39.1
NET EARNINGS	$85.8	$104.6

NET EARNINGS PER COMMON SHARE - BASIC	$1.45	$1.63

Shares Used in Computing Basic Earnings Per Share (in Millions)	59.2	64.2

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$1.42	$1.59

Shares Used in Computing Diluted Earnings Per Share (in Millions)	60.4	65.8

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Nine Months Ended
	September 28, 2008	September 30, 2007

SALES	$4,708.3	$4,910.7
Cost of goods sold	3,144.7	3,206.3
Selling, general, and administrative expenses	1,167.5	1,183.7
Restructuring and exit costs	33.9	-
OPERATING INCOME	362.2	520.7
Interest expense (net of interest income)	44.7	61.4
Other (income) expense	(2.6)	2.2
EARNINGS BEFORE INCOME TAXES	320.1	457.1
Income taxes	70.2	126.4
NET EARNINGS	$249.9	$330.7

NET EARNINGS PER COMMON SHARE - BASIC	$4.17	$5.09

Shares Used in Computing Basic Earnings Per Share (in Millions)	59.9	65.0

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$4.09	$4.95

Shares Used in Computing Diluted Earnings Per Share (in Millions)	61.2	66.8

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
 CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	September 28, 2008	December 31, 2007

ASSETS
Cash and cash equivalents	$340.3	$254.7
Trade receivables	1,220.8	1,109.4
Inventories	1,103.7	1,145.8
Other current assets	377.5	329.6
TOTAL CURRENT ASSETS	3,042.3	2,839.5

PROPERTY, PLANT, AND EQUIPMENT	553.3	596.2
GOODWILL	1,222.2	1,212.9
OTHER ASSETS	749.2	762.3
	$5,567.0	$5,410.9

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$220.6	$329.7
Current maturities of long-term debt	.2	.2
Trade accounts payable	592.8	504.6
Other current liabilities	1,032.9	1,046.3
TOTAL CURRENT LIABILITIES	1,846.5	1,880.8

LONG-TERM DEBT	1,405.3	1,179.1
POSTRETIREMENT BENEFITS	304.2	311.3
OTHER LONG-TERM LIABILITIES	532.6	581.0
STOCKHOLDERS' EQUITY	1,478.4	1,458.7
	$5,567.0	$5,410.9

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
	Power	Hardware	Fastening		Currency	Corporate,
	Tools &	& Home	& Assembly		Translation	Adjustments,
Three Months Ended September 28, 2008	Accessories	Improvement	Systems	Total	Adjustments	& Eliminations	Consolidated
Sales to unaffiliated customers	$1,115.9	$232.4	$173.0	$1,521.3	$49.5	$–	$1,570.8
Segment profit (loss) (for Consoli-
dated, operating income before
restructuring and exit costs)	84.1	26.4	26.8	137.3	8.5	(10.3)	135.5
Depreciation and amortization	21.6	4.8	5.2	31.6	1.1	.1	32.8
Capital expenditures	13.5	3.8	3.9	21.2	.6	2.0	23.8

Three Months Ended September 30, 2007
Sales to unaffiliated customers	$1,189.9	$267.9	$176.6	$1,634.4	$(.8)	$–	$1,633.6
Segment profit (loss) (for Consoli-
dated, operating income)	122.7	33.1	27.6	183.4	(.1)	(18.8)	164.5
Depreciation and amortization	24.7	4.6	5.1	34.4	.1	.5	35.0
Capital expenditures	19.7	4.4	5.0	29.1	–	(.3)	28.8

Nine Months Ended September 28, 2008
Sales to unaffiliated customers	$3,324.1	$686.1	$542.9	$4,553.1	$155.2	$–	$4,708.3
Segment profit (loss) (for Consoli-
dated, operating income before
restructuring and exit costs)	262.4	64.8	85.1	412.3	28.2	(44.4)	396.1
Depreciation and amortization	69.0	15.6	16.2	100.8	3.1	.8	104.7
Capital expenditures	45.3	13.8	13.2	72.3	1.9	3.4	77.6

Nine Months Ended September 30, 2007
Sales to unaffiliated customers	$3,641.2	$770.8	$538.2	$4,950.2	$(39.5)	$–	$4,910.7
Segment profit (loss) (for Consoli-
dated, operating income)	427.7	92.0	85.1	604.8	(5.6)	(78.5)	520.7
Depreciation and amortization	74.7	17.8	15.7	108.2	(.7)	1.8	109.3
Capital expenditures	47.6	15.1	12.3	75.0	(.4)	.8	75.4

    The reconciliation of segment profit to the Corporation's earnings before income taxes for each period, in millions of dollars, is as follows:

	Three Months Ended		Nine Months Ended
	September 28,	September 30,	September 28,	September 30,
	2008	2007	2008	2007

Segment profit for total reportable business segments	$137.3	$183.4	$412.3	$604.8

Items excluded from segment profit:

Adjustment of budgeted foreign exchange rates to
actual rates	8.5	(.1)	28.2	(5.6)

Depreciation of Corporate property	(.1)	(.2)	(.8)	(.7)

Adjustment to businesses' postretirement benefit
expenses booked in consolidation	(.9)	(5.0)	(2.8)	(14.8)

Other adjustments booked in consolidation directly
related to reportable business segments	(.5)	4.6	(3.8)	1.0

Amounts allocated to businesses in arriving at segment
profit in excess of (less than) Corporate center operating
expenses, eliminations, and other amounts identified above	(8.8)	(18.2)	(37.0)	(64.0)

Operating income before restructuring and exit costs	135.5	164.5	396.1	520.7

Restructuring and exit costs	15.6	–	33.9	–

Operating income	119.9	164.5	362.2	520.7

Interest expense, net of interest income	13.4	19.9	44.7	61.4

Other (income) expense	(3.0)	.9	(2.6)	2.2
Earnings before income taxes	$109.5	$143.7	$320.1	$457.1

BASIS OF PRESENTATION:

The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and industrial power tools and accessories, lawn and garden products, and electric cleaning, automotive, lighting, and household products, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; and for the sale of plumbing products to customers outside the United States and Canada. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income before restructuring and exit costs). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year's budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2008. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes restructuring and exit costs.  In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. Also, in addition to measuring its cash flow generation and usage based upon operating, investing and financing activities classifications established under GAAP, the Corporation also measures its free cash flow. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Free cash flow:

The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets for the three and nine months ended September 28, 2008, is as follows (dollars in millions):

	Three Months Ended	Nine Months Ended
	September 28, 2008	September 28, 2008
Cash flow from operating activities	$217.2	$315.5
Capital expenditures	(23.8)	(77.6)
Proceeds from disposals of assets	18.6	20.2
Free cash flow	$212.0	$258.1

Diluted earnings per share, excluding the restructuring charge, for the full year 2008:

This press release includes a forward-looking statement with respect to management’s expectation that the Corporation’s diluted earnings per share would range from $5.20 to $5.40 for the full year, excluding the impact of the 2008 restructuring charge of $33.9 million pre-tax ($24.8 million after-tax), or $0.41 per share.  Management’s expectation is that the Corporation’s diluted earnings per share would range from $4.79 to $4.99 for the full year, including the impact of the 2008 restructuring charge.